Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)
Registration Statement (Form S-8 No. 333-135101) pertaining to the 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan, and 2005 Employee Stock Purchase Plan of Web.com Group, Inc.,

2)	Registration Statement (Form S-8 No. 333-150872) pertaining to the 2008 Equity Incentive Plan of Web.com Group, Inc.,

3)	Registration Statement (Form S-8 No. 333-186271) pertaining to the 2008 Equity Incentive Plan of Web.com Group, Inc.,

4)	Registration Statement (Form S-3 No. 333-179553) of Web.com Group, Inc. and in the related Prospectus,

5)	Registration Statement (Form S-8 No. 333-177610) pertaining to the 2011 Inducement Award Plan of Web.com Group, Inc.,

6)	Registration Statement (Form S-8 No. 333-168641) pertaining to the 2010 Inducement Award Plan of Web.com Group, Inc.,

7)	Registration Statement (Form S-8 No. 333-158819) pertaining to the 2009 Inducement Award Plan of Web.com Group, Inc.,

8)
Registration Statement (Form S-8 No. 333-148848) pertaining to the Website Pros, Inc. 2005 Equity Incentive Plan, Website Pros, Inc. 2005 Non-Employee Directors’ Stock Option Plan and Website Pros, Inc. 2005 Employee Stock Purchase Plan,

9)
Registration Statement (Form S-8 No. 333-129406) pertaining to the 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan, and 2005 Employee Stock Purchase Plan of Web.com Group, Inc.,

10)	Registration Statement (Form S-8 No. 333-188223) pertaining to the 2005 Equity Incentive Plan and 2005 Non-Employee Directors’ Stock Option Plan of Web.com Group, Inc.,

11)	Registration Statement (Form S-3 No. 333-190479) of Web.com Group, Inc. and in the related Prospectus,

12)	Registration Statement (Form S-8 No. 333-196205) pertaining to the Web.com Group, Inc. 2014 Equity Incentive Plan,

13)	Registration Statement (Form S-3 No. 333-198308) of Web.com Group, Inc. and in the related Prospectus,

14)	Registration Statement (Form S-8 No. 333-210047) pertaining to the Web.com Group, Inc. 2016 Inducement Award Plan and the Yodle, Inc. 2007 Equity Incentive Plan,

15)	Registration Statement (Form S-8 No. 333-215843) pertaining to the Web.com Group, Inc. 2017 DonWeb Inducement Award Plan, and

16)	Registration Statement (Form S-8 No. 333-221383) pertaining to the Web.com Group, Inc. 2017 Acquisio Inducement Award Plan;

of our reports dated February 23, 2018, with respect to the consolidated financial statements of Web.com Group, Inc. and the effectiveness of internal control over financial reporting of Web.com Group, Inc. included in this Annual Report (Form 10-K) of Web.com Group, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Jacksonville, Florida
February 23, 2018